UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under sec.240.14a-12

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #
Westinghouse Air Brake
Technologies Corporation
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 14, 2013
11:30 a.m. Local Time
The Duquesne Club
325 Sixth Avenue
Pittsburgh, Pennsylvania 15222

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on Tuesday, May 14, 2013.

Notice is hereby given that the Annual Meeting of Stockholders of Westinghouse Air Brake Technologies Corporation will be held at The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania on Tuesday, May 14, 2013 at 11:30 a.m. local time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following Proxy materials are available for you to review online: the Company’s 2013 Proxy Statement (including all attachments thereto); the Proxy Card; the Company’s Annual Report for the year ended December 31, 2012 (which is not deemed to be part of the official proxy soliciting materials); and any amendments to the foregoing materials that are required to be furnished to stockholders.

The Proxy Statement, Annual Report and other proxy materials are available at

http://wabtec.mobular.net/wabtec/wab

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. Please make your request for a copy as instructed on the reverse side of this notice on or before May 2, 2013 to facilitate timely delivery. There is no charge to you for requesting a copy.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Elect three directors for a term of three years expiring in 2016: Robert J. Brooks, William E. Kassling and Albert J. Neupaver

2.	Approve an advisory (non-binding) resolution relating to the approval of 2012 named executive officer compensation

3.	Amend the Restated Certificate of Incorporation to increase the number of authorized shares of common stock

4.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year

In their discretion, the proxies are authorized to vote upon such other business if properly raised at the annual meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 18, 2013 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/wab
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 13, 2013.
• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card,

proxy statement and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to www.ematerials.com/wab . Follow the instructions to log in, and order copies.
Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
Email – Send us an email at ep@ematerials.com with “wab Materials Request” in the subject line.
The email must include:
• The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
• If you choose email delivery you must include the email address.
• If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to stockholders in place of the printed materials for the upcoming Stockholder Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.